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                                                                    EXHIBIT 22.1

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 333-68928) pertaining to the Cullen/Frost Bankers, Inc. 2001 Stock Plan, and the Registration Statement (Form S-8 No. 333-102133) pertaining to the 1997 Director Stock Plan of Cullen/Frost Bankers, Inc., of our report dated January 22, 2003, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                               /s/ Ernst & Young LLP

San Antonio, Texas
March 26, 2003